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Exhibit 10.19

NINTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        NINTH AMENDMENT, dated as of May 23, 2006 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among HWC Wire & Cable Company (formerly known as Houston Wire & Cable Company) ("Borrower"), the lenders named therein ("Lenders") and Bank of America, N.A. ("Bank of America") as successor-in-interest to Fleet Capital Corporation, as agent for said Lenders (Bank of America, in such capacity, "Agent"). Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrowers, Lenders and Agent dated October 22, 2001, by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002, by a certain Fifth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated November 19, 2003, by a certain Sixth Amended to Amended and Restated Loan and Security Agreement dated as of May 26, 2005 by and among Borrower, Lenders and Agent, by a certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated December 14, 2005 by and among Borrower, Agent and Lenders and by a certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2005 by and among Borrower, Agent and Lenders and as it may be further amended, is hereinafter referred to as the "Loan Agreement." The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement. References to Agent and/or any Lender shall include Agent's or such Lender's predecessor(s)-in-interest.

        WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

        1.    Additional and Amended Definitions.    The following definitions of "Guarantor", "Ninth Amendment", "Ninth Amendment Effective Date" and "Qualified IPO" are hereby inserted in Appendix A to the Loan Agreement.

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          Guarantor—Houston Wire & Cable Company, a Delaware corporation formerly known as HWC Holding Corporation.

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          Ninth Amendment—that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of May 23, 2006 by and among Borrower, Agent and Lenders.

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          Ninth Amendment Effective Date—the date on which the conditions precedent to the effectiveness of the Ninth Amendment is satisfied.

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          Qualified IPO—an underwritten initial public offering of equity Securities of either Borrower or Guarantor resulting in net proceeds to either Borrower or Guarantor in excess of Ten Million Dollars ($10,000,000).

        2.    Mandatory Prepayments.    Subsection 3.3.2 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "3.3.2    Other Mandatory Prepayments.

          (a)   Except as provided below, if Borrower receives any proceeds from any tax refunds, indemnity payments or pension reversions, Borrower shall pay to Agent for the ratable benefit of Lenders, as and when received by Borrower and as a mandatory prepayment of the Loans, a sum equal to the proceeds of such tax refund, indemnity payment or pension reversion so received by Borrower. The foregoing notwithstanding, if Borrower receives any indemnity payment which effectively reimburses Borrower for a cost or expense incurred or to be incurred by Borrower, then the proceeds of such indemnity payment paid over to Agent pursuant to the preceding sentence shall be applied against outstanding Revolving Credit Loans.

          (b)   Borrower shall make a mandatory prepayment of the Loans in the amount of the net proceeds received by Borrower or Guarantor from any offering or sale of its debt or equity Securities (other than proceeds from a Qualified IPO).

          (c)   Borrower shall prepay the Loans in amounts equal to Borrower's Excess Cash Flow with respect to each fiscal year of Borrower during the Term hereof, commencing with the fiscal year ending December 31, 2006, such prepayments to be based upon, and made within 5 Business Days following the due date for delivery by Borrower to Agent of the annual financial statements required by subsection 8.1.3(i) hereof and each such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full.

          (d)   Borrower shall make a mandatory prepayment of the Loans in the amount of the net proceeds received by Borrower or Guarantor from a Qualified IPO.

          (e)   Any applicable prepayment made pursuant to subsection 3.3.2(a), (b) or (c) above shall be applied first to the installments of principal due under Term Notes B, pro rata, in inverse order of their maturities until paid in full, second, to the installments of principal due under Term Notes A, pro rata, in inverse order of their maturities until paid in full, and third, to reduce the outstanding principal balance of the Revolving Credit Loans. Any applicable prepayment made pursuant to subsection 3.3.2(d) above shall be applied first to the installments of principal due under Term Notes B, pro rata, in inverse order of their maturities until paid in full, and second to reduce the outstanding principal balance of the Revolving Credit Loans.

          (e)   Any prepayments of the Term Loans, whether voluntary or involuntary may not be reborrowed."

        3.    Conditions Precedent.    This Ninth Amendment shall become effective at such time as Agent shall have received a copy of this Ninth Amendment in form and substance acceptable to Agent, duly executed by Borrower, Guarantor, Agent and each Lender

        The date on which such condition precedent is satisfied or waived is hereinafter referred to as the "Ninth Amendment Effective Date."

        4.    Continuing Effect.    Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

        5.    Governing Law.    This Ninth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

        6.    Counterparts.    This Ninth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Ninth Amendment to Amended and Restated
Loan and Security Agreement)

        IN WITNESS WHEREOF, this Ninth Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as Borrower		HOUSTON WIRE & CABLE COMPANY, as Guarantor
By:	/s/ Nicol G. Graham	By:	/s/ Charles A. Sorrentino
Name:	Nicol G. Graham	Name:	Charles A. Sorrentino
Title:	Vice President and CFO	Title:	President and CEO
THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender		BANK OF AMERICA, N.A., as Agent and a Lender
By:	/s/ Chad A. Ramsey	By:	/s/ Christopher M. Waf
Name:	Chad A. Ramsey	Name:	Christopher M. Waf
Title:	Vice President	Title:	Vice President
Revolving Loan Commitment: $27,500,000 Term Loan A Commitment: $2,250,000 Term Loan B Commitment: $5,000,000		Revolving Loan Commitment: $27,500,000 Term Loan A Commitment: $2,250,000 Term Loan B Commitment: $5,000,000

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  Exhibit 10.19
NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
(Signature Page to Ninth Amendment to Amended and Restated Loan and Security Agreement)